Exhibit 99.1

Amedisys Chairman & CEO William Borne Steps Down

-- Board Names Ronald LaBorde Interim CEO --

BATON ROUGE, La.--(BUSINESS WIRE)—Feb. 24, 2014-- Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health and hospice care companies, today announced that William (Bill) F. Borne, Chief Executive Officer and Chairman of the Board, has stepped down as CEO, Chairman and Director. In recognition of his 33 years of service since founding the Company in 1982, the Board of Directors has named Mr. Borne Chairman Emeritus.

The Board of Directors has named President and Chief Financial Officer Ronald (Ronnie) A. LaBorde Interim CEO while a national search for a permanent CEO is being conducted. Mr. LaBorde has served Amedisys for two years in the role of President and CFO. He has been a member of the Company’s Board of Directors for 17 years, serving as Lead Director for nine of those years before accepting his management position within the Company.

The Amedisys Board of Directors also announced that Donald A. Washburn, Lead Director, and David R. Pitts, Director, are now non-executive Board Co-Chairmen and will share duties given their extensive experience in corporate governance, analyst and investor relations, and health care management and consulting. The Board will meet monthly as Washburn and Pitts take a greater oversight role, helping to position Amedisys for strong future performance.

“It’s never easy to see a founder leave, yet it’s not uncommon,” said David Pitts. “Bill had the vision, drive and compassion to build an incredible company that at its core is focused on helping chronically ill patients and their families during their greatest times of need. We thank Bill for his leadership and wish him the best.”

“We’ve asked Ronnie, and he’s agreed, to serve as our Interim CEO as Amedisys addresses head-on its current challenges and drives to achieve its opportunities,” said Don Washburn. “We have great confidence in Ronnie’s leadership and experience to address the changes and evolution of today’s health care landscape. During the past 17 years, we have worked with and supported him in his tenure as a fellow Director and executive, and will continue working closely with him.”

“I look forward to leading the Company during this period of change,” said Ronnie LaBorde. “We have some challenges ahead of us, but given the passion and skill of our team I am confident in our ability to succeed. Quality patient care has been and always will be the cornerstone of our business. We will continue our relentless focus on delivering the highest quality, patient-centered services to the patients who entrust us with their care.”

Amedisys’ Board has retained and engaged The Boston Consulting Group for business and industry analysis and advisement; Korn Ferry to conduct a national CEO search; and ReviveHealth for strategic communications, corporate marketing and health care industry consulting.

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a leading health care at home company delivering personalized home health and hospice care to more than 360,000 patients each year. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care. For more information about the Company, please visit: http://www.amedisys.com.

Our company website address is http://www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Media Contact:

Shannon McIntyre Hooper

(615) 577-1124

smh@thinkrevivehealth.com

Investor Contact:

Tom Dolan, SVP – Finance and Treasurer

(225) 299-3391

tom.dolan@amedisys.com

Bios Attached

Ronald A. LaBorde

President and Interim Chief Executive Officer

Ronald A. LaBorde is the president and interim CEO for Amedisys, having previously served as president and Chief Financial Officer for the company. Most recently he served as president of HR Solutions, LLC, a private company that provides outsourced administration associated with human resources. Prior to that, he managed personal investments, which included non-public operating companies, and provided management consulting services to various privately-held companies, including HR Solutions, LLC. His experience includes eight years as president and chief executive officer of Piccadilly Cafeterias, Inc., a publicly traded retail restaurant business. Mr. LaBorde has served on Amedisys’ Board of Directors for 17 years and as Lead Director since 2003.

David R. Pitts

Board Co-Chairman and Director

Mr. Pitts, since 1981, has been Chairman and CEO of Pitts Management Associates, Inc., (PMA), a national hospital and healthcare strategic consulting and restructuring firm. He has more than 45 years experience in health care operations and planning, and has served in senior executive capacities in a number of hospitals, multi-hospital systems, and medical schools. He has served on over 60 governing bodies in publicly-traded, privately-held, and non-profit organizations; most recently as Chairman of the Board of Trustees of the General Health Corporation, Founding Chairman of the Board of Directors of Business First Bank, and Chair of the Church Pension Group. Currently he is Chairman of the Church Investment Group in New York. He is President of the national health care “think tank” Health Insights Foundation, and is a Fellow in several professional organizations. For Amedisys, Mr. Pitts is Co-Chairman, a Director, and Chairman of the Board’s Compensation Committee.

Donald A. Washburn

Board Co-Chairman and Director

Mr. Washburn, a private investor, currently serves as a Director on the Boards of the following publicly-traded companies: (i) LaSalle Hotel Properties, a real estate investment trust; (ii) The Greenbrier Companies, Inc., a manufacturer and lessor of rail cars and barges; and (iii) Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He is also a retired Executive Vice President of Northwest Airlines, Inc. and was the Chairman and President of Northwest Cargo, Inc. Prior to joining Northwest Airlines, Inc., Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. For Amedisys, Mr. Washburn is Co-Chairman and Chairman of the Nominating and Corporate Governance Committee.

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